Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MultiPlan Corporation of our report dated July 30, 2020 relating to the financial statements of MultiPlan Corporation (formerly known as Polaris Parent Corp.), which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-249779) of MultiPlan Corporation.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

December 10, 2020